UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 19, 2021

ESP Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	98-0440762	98-0440762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1905, 19/F., Tower 1China HK City, 33 Canton Road Tsim Sha Tsui, Hong Kong	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +852 3110 4641

1185 Avenue of the Americas, 3rd Floor, New York, NY 10036

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

On August 19, 2021, Ms. Zhuang Qiao Luan (the “Purchaser”) purchased 10,000,000 shares (the “Shares”) of the Series A Preferred Stock (the “Series A”) of ESP Resources, Inc. (the “Company”) from NYJJ (Hong Kong) Limited. The Purchaser purchased the Shares for cash consideration of US$400,000.00. The Shares represent 100% of the issued and outstanding Series A. The Series A enjoys 90% of the voting power of all classes of stock issued and outstanding of the Company. There are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of sole director and corporate officer

Effective at 11:59 p.m. Eastern Standard Time on Tuesday, August 31, 2021 (the “Effective Time”), David Lazar resigned from his positions as sole member of the Board of Directors of the Company (the “Board”), and President, CEO, Treasurer, CFO and Secretary positions of the Company. The resignation is not the result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices. The resignation is effected by a written consent in lieu of special meeting of the Board, dated August 31, 2021.

Appointment of directors

On August 31, 2021, the Company’s Board approved, by unanimous written consent in lieu of special meeting of the Board, the appointment of Messrs. Zhuang Rong Cheng and Zhuang Ze Qiang as the new directors of the Company, effective as of the Effective Time. The Board submitted such appointment for approval and ratification by the Company’s stockholders, who approved such appointment by a vote of 90% of the total voting stock of the Company.

Zhuang Rong Cheng, 64, acted as director of Pacific International Limited, a food trading business, from 1991 to July 2021. He is currently serving as the legal representative of Shihui Jiagang Real Estate Development Co. Ltd., Shenzhen Jinshuihe Green Food Management Co., Ltd., and as a director of Chuang’s Foundation Limited. Mr. Zhuang was selected to serve as a director due to his extensive management and marketing experience and his judgment in assessing business strategies and accompanying risks. Neither Mr. Zhuang nor his affiliates have within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, nor or is any such person the subject of any order, judgment or decree involving the violation of any state or federal securities laws. Mr. Zhuang does not anticipate taking cash compensation from the Company in connection with his service as officer of the Company and has yet to negotiate a compensation agreement with the Company.

Zhuang Ze Qiang, 51, is the managing director of Asia Gem International Trading Limited and CNWeb Culture Media Co., Limited. Mr. Zhuang was selected to serve as a director due to his broad experience spanning different industries and sectors, including marketing, food, cosmetics and health products. Neither he nor his affiliates have, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, nor or is any such person the subject of any order, judgment or decree involving the violation of any state or federal securities laws. Mr. Zhuang does not anticipate taking cash compensation from the Company in connection with his service as officer of the Company and has yet to negotiate a compensation agreement with the Company.

Appointment of officers

Pursuant to the August 31, 2021 Board consent, the Company’s departing director also appointed Mr. Zhuang Rong Cheng as the Company’s President and CEO, Mr. Guo Jin Tong as the Company’s Treasurer and CFO, and Ms. Cheung Siu Kuen Delia as the Company’s Secretary, all of whom are to serve on an at-will basis until his or her resignation or removal by the Board. Each of the officers agreed to negotiate an employment agreement in good faith at an unspecified future date, and none of the officers currently contemplates taking cash compensation from the Company in connection with his or her service as officer of the Company. The officers were selected based on each of his or her background and history of doing business in Hong Kong. The Company believes that each of the officers possess the attributes necessary to create substantial value for the Company’s stockholders.

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Guo Jin Tong, 57, serves as the financial controller of Sihui Jiagang Real Estate Development Co. Ltd. and in 2003 founded Main Century Holdings Limited, which manufactures and wholesales beer raw material. Mr. Guo was selected to serve as the Company’s Treasurer and CFO due to his experience as a financial controller of a real estate company. Neither Mr. Guo nor his affiliates have, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, nor is any such person the subject of any order, judgment or decree involving the violation of any state or federal securities laws. Mr. Guo does not anticipate taking cash compensation from the Company in connection with his service as officer of the Company and has yet to negotiate a compensation agreement with the Company.

Cheung Siu Kuen Delia, 59, founded a secretarial services company called Harvest Company in 2016. Ms. Cheung was selected to serve as the Company’s Secretary due to her extensive experience serving as secretary for a number of companies located in Hong Kong. Neither Ms. Cheung nor her affiliates have, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, nor is any such person the subject of any order, judgment or decree involving the violation of any state or federal securities laws. Ms. Guo does not anticipate taking cash compensation from the Company in connection with her service as officer of the Company and has yet to negotiate a compensation agreement with the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Articles of Incorporation

On September 2, 2021, the stockholders of the Company, by executing a written consent of 90% of the Company’s total voting stock, approved of an amendment to the Company’s articles of incorporation (the “Amendment”), which contains a corporate name change of the Company to Great Tang Bid Technology, Inc. The officers of the Company filed the Amendment with the Nevada Secretary of State on September 10, 2021, and the Amendment is effective as of the date of acceptance by the Secretary of State of the State of Nevada.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information contained in Item 5.02, Item 5.03 and Item 8.01 are incorporated herein by reference. The Company effected the change in Board composition, the Amendment, and the Reverse Stock Split (defined in Item 8.01 hereto) by means of a written consent of the stockholders of the Company. The written consent was executed by the Purchaser, who is the sole owner of the Series A, and which Series A enjoys 90% of the voting power of all classes of stock issued and outstanding of the Company. The Company did not solicit the consent of any other stockholders of the Company.

Item 8.01 Other Events.

On August 31, 2021, the Board approved a reverse 1-for-1,000 split of the Company’s common stock (the “Reverse Split”). On September 2, 2021, the stockholders of the Company approved the Reverse Split by written consent of 90% of the voting power of all classes of stock issued and outstanding of the Company. Fractional shares that result from the Result Split will be rounded up to the nearest whole, and the record date for the Reverse Split is September 25, 2021. The Company anticipates that the Reverse Split will be effective approximately 15 days following completion of review by the Financial Industry Regulatory Authority (FINRA).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	DESCRIPTION
3.1	Amendment to Articles of Incorporation of ESP Resources, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESP Resources, Inc.

Date: September 10, 2021	By:	/s/ Zhuang Rong Cheng
Zhuang Rong Cheng,
President and Chief Executive Officer

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